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NEWS   FROM

Petroleum Development Corporation

47:

FOR IMMEDIATE RELEASE:  January 17, 2006

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Announces Third Quarter

And Nine Month Operating Results

Bridgeport, West Virginia... Petroleum Development Corporation (NASDAQ/NMS PETDE) today announced third quarter and nine month operating results for 2005. Net income for the third quarter of 2005 was $7.5 million ($.46 per diluted share) compared to a restated $7.9 million ($.47 per diluted share) for the same period in 2004. Net income for the nine months of 2005 was a record $28.5 million ($1.73 per diluted share) compared to a restated $24.0 million ($1.45 per diluted share) for the first nine months of 2004.

	Three Months Ended		Nine Months Ended
	September 30, (unaudited)		September 30, (unaudited)
	2005	2004	2005	2004
		(Restated)		(Restated)
Revenues:	$ 85,787,000	$ 72,267,900	$ 251,983,700	$ 215,254,400

Income before income taxes	$ 11,918,800	$ 12,422,200	$ 45,276,600	$ 37,654,600

Net income	$ 7,505,800	$ 7,915,800	$ 28,524,300	$ 24,058,400

Basic earnings per common share	$ 0.46	$ 0.49	$ 1.74	$ 1.50
Diluted earnings per share	$ 0.46	$ 0.47	$ 1.73	$ 1.45

Weighted average common shares outstanding	16,271,593	16,284,827	16,433,859	16,140,358

Weighted average common and common equivalent shares outstanding	16,322,795	16,694,637	16,484,787	16,542,623

Steven R. Williams, CEO of Petroleum Development Corporation, said, "Strong energy prices, increasing production and strong partnership sales have allowed the Company to continue to report outstanding results.  We are continuing a strong drilling and development program, and the increasing cash flow is also allowing us to pursue higher risk opportunities with the drill bit that could offer substantial upside for the future."

The Company has added a new line item, "Oil and gas price risk management loss, net" to the income statement to present the results of PDC's unwinding its previous treatment of hedge accounting.  This line item, which is shown below, is comprised of the change in fair value of oil and natural gas derivatives related to our oil and gas production and includes both realized and unrealized gains and losses.  This line item does not include changes in fair values of commodity-based derivative transactions related to its gas marketing activities.  Realized gains or losses result from derivative transactions that settled during the period.  Unrealized gains or losses relate to derivative transactions that have not settled as of the end of the reporting period and may or may not occur.  The change in fair value for non-settled derivatives is based on the closing price of the derivatives at the end of the period.

The "Oil and gas price risk management loss, net" as presented in the income statement later in this release is made up of the following realized and unrealized portions.

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	Three months ended		Nine months ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
		(restated)		(restated)
Realized loss	$2,121,400	$463,300	$3,396,600	$933,100
Unrealized loss	$7,800,900	$1,915,500	$9,326,400	$3,144,400
Total	$9,922,300	$2,378,800	$12,723,000	$4,077,500

Operations

Record sales of public drilling partnerships during the first half of 2005 enabled the Company to utilize $39.7 million to drill 37 wells during the third quarter of 2005 for its public partnerships. This brings the total through the first three quarters of 2005 to 121 wells, all of which are successful. Thirty of the third quarter partnership wells were drilled in the Wattenberg Field and seven were drilled in the Piceance Basin. This brings the totals to 96 Wattenberg and 25 Piceance Basin wells through the first three quarters of 2005. All of the wells drilled by the Company in these two areas were in conjunction with its public drilling fund partnerships. The Company has conducted the remainder of its 2005 partnership drilling activity in the same two areas. As of September 30, 2005 the Company had funds for future drilling for partnerships of $24.8 million. On December 30, 2005, the Company funded its third and final partnership of the year with subscriptions of approximately $36 million. The funds available at the end of the third quarter funded primarily fourth quarter drilling and completion operations.  The final Partnership's funds are available for operations during first quarter 2006.

The Company also participated in the drilling of 7 gross (2.5 net) additional wells located on its northeast Colorado properties (NECO), during the third quarter, bringing the total to 53 gross wells (34 net wells) drilled on its NECO properties through the first three quarters of 2005. The Company drilled or participated in approximately 29 additional wells during the fourth quarter of 2005 in this area. The wells are being drilled on locations created by the regulatory approval of the reduction in well spacing from 80 to 40 acres on the properties the Company acquired in Yuma County in 2003.

In addition to drilling, the Company also continued its Codell re-completion program in Wattenberg Field, re-completing 18 wells during the third quarter of 2005 for a total of 58 Codell re-completions through the first three quarters of 2005. The Company continued this program through the fourth quarter of 2005 with 18 additional Codell re-completions.

Exploratory Wells

During the second quarter of 2005, the exploratory Fox Federal #1-13 well in Moffat County, Colorado was tested and determined to be non-commercial. It will be plugged and abandoned.  Under the successful efforts method of accounting, this cost is required to be expensed in the period when the dry hole determination is made (second quarter, 2005).  This amounted to a $5.4 million expense which is included in the Income Statement under Exploratory dry hole costs.

The Company's second exploratory well, the Coffeepot Springs #24-34 in Moffat County, Colorado has been drilled to total depth, completed in three zones, tested and has been deemed to be productive under the successful efforts method of accounting. The Company has a 100% working interest in this well. The cost of this well, which is approximately $5.2 million as of November 30, 2005 will be capitalized and depreciated over the life of the well using the units of production depreciation method.

Early in the third quarter the Company commenced the drilling of a horizontal Bakken exploratory well, the Fedora #34-22H in Dunn County, North Dakota which has been drilled to total depth, completed and placed in production in late September, 2005. The Company has a 100% working interest in this well. The cost of this well, which is approximately $4.1 million as of November 30, 2005, will be capitalized and depreciated over the life of the well using units of production depreciation method.

The Company has commended drilling operations on its second exploratory Bakken well. The Violet-Olsen 31-29H, located in Williams County, North Dakota, targets the middle member of the Bakken Formation at a depth of approximately 10,000 feet with an additional single leg horizontal component of approximately 8,000 feet for a total estimated measured depth of approximately 18,000 feet. This well is located approximately 50 miles north of the Company's Fedora well referenced above. The estimated dry hole cost for this well is approximately $2.1 million.

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Production

Oil and natural gas production for the third quarter increased to 3.43 billion cubic feet equivalent (Bcfe) from 3.12 Bcfe in the third quarter of 2004 an increase of 9.9%.  All of the increase was attributable to the Rocky Mountain Region where the Company's drilling, development and acquisition activities have been focused for the past several years.  The Rocky Mountain Region production increased 20.2% compared to the year earlier period, while production in the Appalachian Basin declined 14.1% and Michigan Basin production declined 14.6% year to year.

Oil and gas sales also benefited from higher prices for both oil and natural gas compared to the third quarter of 2004. In the third quarter of 2005 the Company sold its natural gas for an average price of $8.07 per thousand cubic feet (Mcf), compared to a restated $5.13 per Mcf in the third quarter of 2004. Similarly the average price of oil this quarter was $54.66 per barrel (Bbl) compared to a restated $37.65 per barrel in the third quarter of 2004. These prices for the three and nine months ended September 30, 2005 and 2004, do not include gains or losses from derivative transactions. The following table summarizes the production by region and pricing for the third quarters of 2005 and 2004.

	Three Months Ended September 30, 2005			Three Months Ended September 30, 2004
		Natural	Natural Gas		Natural	Natural Gas
	Oil	Gas	Equivalents	Oil	Gas	Equivalents
	(Bbl)	(Mcf)	(Mcfe)	(Bbl)	(Mcf)	(Mcfe)

Appalachian Basin	1,218	394,982	402,290	1,589	458,657	468,191
Michigan Basin	1,177	379,824	386,886	1,301	445,013	452,819
Rocky Mountains	116,170	1,941,513	2,638,533	85,414	1,682,360	2,194,844
Total	118,565	2,716,319	3,427,709	88,304	2,586,030	3,115,854

				(Restated)	(Restated)	(Restated)
Average Price	$ 54.66	$ 8.07	$ 8.29	$ 37.65	$ 5.13	$ 5.32

Oil and natural gas production for the first nine months of 2005 increased to 10.1 Bcfe from 9.49 Bcfe compared to the same period in 2004 an increase of 6.4%. This increase was fueled by our Rocky Mountain production. The average sales price per Mcfe also increased significantly from a restated $5.18 per Mcfe during the first nine months of 2004 to $6.80 per Mcfe for the same period in 2005. The Company's oil and natural gas production for the first nine months of 2005 and 2004 by area of operations along with average sales price is presented below:

	Nine Months Ended			Nine Months Ended
	September 30, 2005			September 30, 2004
		Natural	Natural Gas		Natural	Natural Gas
	Oil	Gas	Equivalents	Oil	Gas	Equivalents
	(Bbl)	(Mcf)	(Mcfe)	(Bbl)	(Mcf)	(Mcfe)

Appalachian Basin	3,073	1,238,724	1,257,162	3,931	1,346,915	1,370,501
Michigan Basin	3,391	1,172,638	1,192,984	4,305	1,314,829	1,340,659
Rocky Mountains	324,355	5,698,298	7,644,428	280,308	5,093,748	6,775,596
Total	330,819	8,109,660	10,094,574	288,544	7,755,492	9,486,756

				(Restated)	(Restated)	(Restated)
Average Price	$ 47.60	$ 6.52	$ 6.80	$ 34.78	$ 5.04	$ 5.18

Current Hedging of Commodity Transactions

The Company has entered into commodity-based derivative transactions to manage a portion of the exposure to price risk associated with its sales of oil and natural gas. During the third quarter of 2005 the Company had average production per month of 905,400 Mcf of natural gas and 39,500 Bbls of oil. The current positions and as of the fourth quarter of 2005 in effect on the Company's share of production are shown in the following table:

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	Floors			Ceilings
		Monthly Quantity	Contract	Monthly Quantity	Contract
Month Set	Month	Mmbtu	Price	Mmbtu	Price
Colorado Interstate Gas (CIG) Based Derivatives (Piceance Basin)
Feb-04	Oct 05	33,000	$3.10	16,000	$4.43
Mar-05	Oct 05	38,000	$4.75	19,000	$8.12
Jan-05	Nov 2005 - Mar 2006	60,000	$4.50	30,000	$7.15
Jul-05	Nov 2005 - Mar 2006	27,500	$6.50	13,750	$8.27
Sep-05	Nov 2005 - Mar 2006	78,700	$9.00	-	-
Mar-05	Apr 2006 - Oct 2006	42,000	$4.50	21,000	$7.25
Jul-05	Apr 2006 - Oct 2006	27,500	$5.50	13,750	$7.63
Jul-05	Nov 2006 - Mar 2007	27,500	$6.00	13,750	$8.40
New York Mercantile Exchange (NYMEX) Based Derivatives - (Appalachian and Michigan Basins)
Feb-04	Oct 05	122,000	$4.28	61,000	$5.00
Mar-05	Oct 05	39,000	$5.75	19,500	$8.37
Jan-05	Nov 2005 - Mar 2006	156,000	$5.00	78,000	$8.50
Sep 05	Nov 2005 - Mar 2006	156,000	$10.50	-	-
Mar-05	Apr 2006 - Oct 2006	78,000	$5.50	39,000	$7.40
Jul-05	Apr 2006 - Oct 2006	61,000	$6.25	30,000	$8.98
Jul-05	Nov 2006 - Mar 2007	68,000	$7.00	34,000	$9.27
NYMEX Based Derivatives (NECO) Area
Feb-04	Oct 05	150,000	$4.26	75,000	$5.00
Jan-05	Nov 2005 - Mar 2006	150,000	$5.00	75,000	$8.45
Panhandle Based Derivatives (NECO) Area
Sep-05	Nov 2005 - Mar 2006	100,000	$10.00	-	-
Mar-05	Apr 2006 - Oct 2006	150,000	$5.00	75,000	$8.62
Jul-05	Nov 2006 - Mar 2007	150,000	$6.50	75,000	$8.56
Oil - NYMEX Based (Wattenberg)		Bbl		Bbl
Aug-04	Oct 2005 - Dec 2005	15,000	$32.30	7,500	$40.00

Other Income

Included in Other income for the nine months ended September 30, 2005 are the profit from the sale of a portion of one of our undeveloped leases in Garfield County, Colorado, which we sold to an unaffiliated person in the first quarter of 2005 for a pre-tax gain of $6.2 million and a second quarter pre-tax gain on sale to an unaffiliated person of some Pennsylvania wells in the amount of $1.7 million.

Common Stock Repurchase

On January 13, 2006, the Company's Board of Directors authorized the repurchase of up to 10% (1,627,500 shares) of the Company's common stock during 2006. Stock repurchases under this program may be made in the open market or in private transactions, at times and in amounts that management deems appropriate. The Company may terminate or limit the stock repurchase program at any time.

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PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

Three Months and Nine Months Ended September 30, 2005 and 2004

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Revenues:
Oil and gas well drilling operations	$ 39,710,600	$ 30,394,400	$ 108,118,300	$ 89,347,500
Gas sales from marketing activities	14,970,300	22,630,200	58,409,400	69,643,400
Oil and gas sales	28,413,400	16,580,500	68,619,900	49,105,700
Well operations and pipeline income	2,483,300	2,073,800	6,840,100	5,823,700
Other income	209,400	589,000	9,996,000	1,334,100
Total revenues	85,787,000	72,267,900	251,983,700	215,254,400

Cost and expenses:
Cost of oil and gas well drilling operations	36,177,500	26,005,400	95,112,200	76,328,400
Cost of gas marketing activities	14,269,500	22,047,400	58,348,400	68,542,900
Oil and gas production and
well operations cost	6,455,400	3,952,400	15,356,700	11,894,500
Exploratory dry hole costs	135,800	-	5,382,800	-
General and administrative expenses	1,645,500	926,300	4,529,000	2,821,400
Depreciation, depletion and amortization	5,120,000	4,312,300	14,822,000	13,308,000
Total expenses	63,803,700	57,243,800	193,551,100	172,895,200

Income from operations	21,983,300	15,024,100	58,432,600	42,359,200
Interest expense	142,200	223,100	433,000	627,100
Oil and gas price risk management loss, net	9,922,300	2,378,800	12,723,000	4,077,500

Income before income taxes	11,918,800	12,422,200	45,276,600	37,654,600
Income taxes	4,413,000	4,506,400	16,752,300	13,596,200

Net income	$ 7,505,800	$ 7,915,800	$ 28,524,300	$ 24,058,400

Basic earnings per common share	$ 0.46	$ 0.49	$ 1.74	$ 1.50
Diluted earnings per share	$ 0.46	$ 0.47	$ 1.73	$ 1.45

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Non-GAAP Financial Measure

The United States Securities and Exchange Commission has disclosure requirements for public companies concerning references to Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) Non-GAAP financial measures may be provided if the company explains the relevance of the information. The company must also reconcile the Non-GAAP financial measure to related GAAP information. "Adjusted Cash Flow" is a Non-GAAP financial measure provided by PDC in this earnings release. Adjusted Cash Flow is net income before deferred income taxes, depreciation, depletion, and amortization and unrealized losses on derivative transactions. PDC believes Adjusted Cash Flow is relevant because it is a measure of cash available to fund the Company's capital expenditures and to service its debt. PDC also believes Adjusted Cash Flow is a useful measure for estimating the value of the Company's operations.

	Three months Ended September 30,		Nine months Ended September 30,
	2005	2004	2005	2004
		Restated		Restated
Net income	$7,505,800	$7,915,800	$28,524,300	$24,058,400
Deferred income tax expense	2,054,100	1,524,900	6,683,900	7,670,500
Depreciation, depletion and amortization	5,120,000	4,312,300	14,822,000	13,308,000
Unrealized loss on derivative transactions	7,036,300	2,219,100	9,416,200	2,592,900
Adjusted cash flow	$21,716,200	$15,972,100	$59,446,400	$47,629,800

10-Q and Quarterly Conference Call

The Company filed its Quarterly Report on Form 10-Q on January 12, 2006. You can access the report at the Company's website (www.petd.com), or contact the Company for a paper copy. The Company invites you to join Steve Williams, Chief Executive Officer, and Darwin Stump, Chief Financial Officer, for a conference call on Thursday, January 19, 2006 for a discussion of the results.

What:     Petroleum Development Third Quarter Earnings Conference Call

When:    January 19, 2006 at 11:00 a.m. Eastern Standard Time

Where:   www.petd.com

How:       Log on to the web address above or call (877) 407-8033

Contact:  Steve Williams, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.com

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas.  The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.  PDC was named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597